UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 15, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2020, Equillium, Inc. (the “Company”) entered into an offer letter agreement with Ms. Dolca Thomas, M.D. (the “Thomas Letter Agreement”), effective January 11, 2021, pursuant to which Dr. Thomas shall serve as the Company’s Executive Vice President of Research & Development and Chief Medical Officer.

Biography

Dr. Thomas, age 50, has over 20 years of medical, drug development and operations experience in healthcare and biotechnology industries. Dr. Thomas has served as a director of Chinook Therapeutics, Inc., a publicly-held biotechnology company, since October 2020. From October 2018 until its acquisition by Sanofi in September 2020, Dr. Thomas served as Chief Medical Officer of Principia Biopharma Inc., where she was responsible for the strategy and execution of clinical research and development from IND-enabling studies through registrational approval and post-marketing across clinical portfolio of assets and indications. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche Group, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to May 2016, including as Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to 2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development. Prior to her career in drug development, Dr. Thomas was a faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. Dr. Thomas received her B.A. degree in sociology from Cornell University in 1992 and her M.D. from Cornell Medical College in 1997. Dr. Thomas completed her residency in internal medicine, in addition to her post-doctoral training in nephrology and transplantation at New York Presbyterian Hospital, Weill Cornell Medical Center and received board certification in Internal Medicine and Nephrology by the American Board of Internal Medicine in 2001 and 2004, respectively.

Dr. Thomas does not have a family relationship with any of the current officers or directors of the Company. There are no related party transactions with regard to Dr. Thomas reportable under Item 404(a) of Regulation S-K.

Letter Agreement

Pursuant to the Thomas Letter Agreement, Dr. Thomas shall receive an annual base salary of $475,000 (the “Base Salary”), payable bi-weekly, subject to review and adjustment by the Company’s board of directors (the “Board”) (or a compensation committee thereof) in its sole discretion. Dr. Thomas shall also be eligible to receive an annual discretionary performance-based bonus (the “Annual Bonus”), in an amount up to 40% of her then-current Base Salary, upon the attainment of certain individual and/or Company goals, as determined and approved by the Company, to be paid no later than 120 days after the close of the year in which the Annual Bonus is earned, provided that Dr. Thomas is still employed by the Company on the day such Annual Bonus is paid. If Dr. Thomas resigns for good reason (as defined in the Thomas Letter Agreement) or the Company terminates Dr. Thomas’ employment without cause (as defined in the Thomas Letter Agreement) on or prior to the date an Annual Bonus is paid, Dr. Thomas shall be eligible to receive a pro-rated share of such Annual Bonus corresponding to the number of days Dr. Thomas was employed by the Company in the year in which the Annual Bonus is earned. Pursuant to the Thomas Letter Agreement, Dr. Thomas shall also receive an option to purchase 450,000 shares of the Company’s common stock (the “Thomas Option”), subject to approval of the Board, at an exercise price no less than the fair market value of the Company’s common stock as of the date of grant. If approved by the Board, twenty-five percent (25%) of the shares of common stock subject to the Thomas Option shall vest on the one-year anniversary of the date of grant, with the remaining shares vesting in thirty-six equal monthly installments following the one-year anniversary of the date of grant.

If the Company terminates Dr. Thomas’ employment without cause at a time other than within one (1) month prior to or twelve (12) months following a change of control (as defined in the Thomas Letter Agreement), then Dr. Thomas shall be eligible to receive an amount equal to her then-current Base Salary for six (6) months and the Company shall pay the premiums of Dr. Thomas’ group health insurance for six (6) months following such termination, or, if earlier, until the date on which Dr. Thomas is eligible to receive comparable group health insurance from another employer. If the Company terminates Dr. Thomas’ employment without cause within one (1) month prior to or twelve (12) months following a change of control, then (i) Dr. Thomas shall be eligible to receive (a) an amount equal to her then-current Base Salary for twelve (12) months and (b) an amount equal to her then-current Annual Bonus; (ii) the Company shall pay the premiums of Dr. Thomas’ group health insurance for twelve (12) months following such termination, or, if earlier, until the date on which Dr. Thomas is eligible to receive comparable group health insurance from another employer; and (iii) all outstanding shares subject to any stock options or other equity awards held by Dr. Thomas shall fully vest immediately prior to such termination.

The foregoing summary of the Thomas Letter Agreement is qualified in its entirety by reference to the full text of the Thomas Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 21, 2020, the Company issued a press release announcing the Company’s hiring and appointment of Dr. Thomas (the “Press Release”). A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Description.

	10.1	Offer Letter, dated December 15, 2020, by and between Equillium, Inc. and Dolca Thomas, M.D.

	99.1	Press release, dated December 21, 2020, issued by Equillium, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.

Date: December 21, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer

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